Exhibit 99.2

Supplemental and Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other expense, (iv) adjusted income tax expense, (v) adjusted net income, (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document). There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income, operating expenses and other expense adjusted for restructuring, integration and other expenses, including acquisition or divestiture related costs and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income, operating expenses and other expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes income tax expense, net income and diluted EPS adjusted for the impact of the items described above and certain items impacting income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•

ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents from both continuing and discontinued operations.

•

WC velocity is defined as annualized adjusted sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Quarters Ended
	December 31,	January 2,
	2016*	2016*
	$ in thousands, except per share amounts

GAAP selling, general and administrative expenses - continuing operations	$431,555	$354,858
Amortization of intangible assets and other - continuing operations	(9,829)	(2,272)
Adjusted operating expenses - continuing operations	421,725	352,586

GAAP operating income - continuing operations	$124,230	$136,117
Restructuring, integration and other expenses- continuing operations	30,400	14,083
Amortization of intangible assets and other - continuing operations	9,829	2,272
Adjusted operating income - continuing operations	164,459	152,472

GAAP operating income - discontinued operations	$92,355	$89,998
Restructuring, integration and other expenses- discontinued operations	3,316	7,139
Amortization of intangible assets and other - discontinued operations	-	5,649
Adjusted operating income - discontinued operations	95,671	102,786

Adjusted operating income	$260,130	$255,258

GAAP other expenses, net - continuing operations	$36,514	$2,052
Acquisition related FX hedging and financing costs - continuing operations	(32,700)	-
Adjusted other expenses, net - continuing operations	3,814	2,052

GAAP income tax expense - continuing operations	$28,503	$10,959
Restructuring, integration and other expenses - continuing operations	7,378	4,570
Amortization of intangible assets and other - continuing operations	2,342	618
Acquisition related FX hedging and financing costs - continuing operations	4,230	-
Discrete income tax expense items - continuing operations	(9,369)	12,048
Adjusted income tax expense - continuing operations	33,084	28,195

GAAP income tax expense - discontinued operations	$10,967	$30,236
Restructuring, integration and other expenses - discontinued operations	2,634	2,426
Amortization of intangible assets and other - discontinued operations	-	1,921
Discrete income tax expense items - discontinued operations	16,609	(754)
Adjusted income tax expense - discontinued operations	30,210	33,829

GAAP income - continuing operations	$32,465	$102,141
Restructuring, integration and other expenses (net of tax) - continuing operations	23,022	9,513
Amortization of intangible assets and other (net of tax) - continuing operations	7,487	1,654
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	28,470	-
Discrete income tax expense items - continuing operations	9,369	(12,048)
Adjusted income - continuing operations	100,813	101,260

GAAP income - discontinued operations	$70,753	$53,871
Restructuring, integration and other expenses (net of tax) - discontinued operations	682	4,714
Amortization of intangible assets and other (net of tax) - discontinued operations	-	3,728
Discrete income tax expense items - discontinued operations	(16,609)	753
Adjusted income - discontinued operations	54,827	63,066

Adjusted net income	$155,640	$164,326

GAAP diluted EPS - continuing operations	$0.25	$0.76
Restructuring, integration and other expenses (net of tax) - continuing operations	0.18	0.07
Amortization of intangible assets and other (net of tax) - continuing operations	0.06	0.01
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	0.22	-
Discrete income tax expense items - continuing operations	0.07	(0.09)
Adjusted diluted EPS - continuing operations	0.77	0.75

GAAP diluted EPS - discontinued operations	$0.54	$0.40
Restructuring, integration and other expenses (net of tax) - discontinued operations	0.01	0.03
Amortization of intangible assets and other (net of tax) - discontinued operations	-	0.03
Discrete income tax expense items - discontinued operations	(0.13)	0.01
Adjusted diluted EPS - discontinued operations	0.42	0.47

Adjusted diluted EPS	$1.19	$1.22

* May not foot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following tables present the reconciliation of reported sales to organic sales for the second quarters and first six months of fiscal 2016 and fiscal 2017.

	Second Quarter Ended			Six Months Ended
					Acquisitions (1)
	As Reported		Organic Sales	As Reported	& Estimated Extra	Organic Sales
	Fiscal 2016	Acquisitions (1)	Fiscal 2016	Fiscal 2016	Week of Sales	Fiscal 2016
	(in millions)
EM	$4,161.1	$323.1	$4,484.2	$8,689.7	$362.6	$9,052.3
EM by region
Americas	$1,165.8	$132.6	$1,298.4	$2,469.1	$200.3	$2,669.4
EMEA	1,141.1	157.0	1,298.0	2,479.2	221.9	2,701.1
Asia	1,854.2	33.5	1,887.7	3,741.4	(59.6)	3,681.8

(1)	Includes Premier Farnell acquired on October 17, 2016, which has operations in each EM region.

	Second Quarter Ended			Six Months Ended
	As Reported		Organic Sales	As Reported		Organic Sales
	Fiscal 2017	Acquisitions (1)	Fiscal 2017	Fiscal 2017	Acquisitions (1)	Fiscal 2017
	(in millions)
EM	$4,273.6	$49.6	$4,323.2	$8,391.4	$378.4	$8,769.7
EM by region
Americas	$1,252.6	$18.3	$1,270.9	$2,502.8	$154.5	$2,657.3
EMEA	1,380.7	26.5	1,407.2	2,646.0	178.9	2,824.9
Asia	1,640.3	4.8	1,645.1	3,242.6	45.0	3,287.6

(1)	Includes Premier Farnell acquired on October 17, 2016, which has operations in each EM region.

				Sales		Organic
				As Reported		Sales
	Sales	Organic	Sales	Year-Year %	Organic	Year-Year %
	As Reported	Sales	As Reported	Change in	Sales	Change in
	Q2-Fiscal	Q2-Fiscal	Year-Year	Constant	Year-Year	Constant
	2017	2017	% Change	Currency	% Change	Currency
	(Dollars in thousands)
EM	$4,273.6	$4,323.2	2.7%	3.4%	(3.6)%	(2.9)%
EM by region
Americas	$1,252.6	$1,270.9	7.5%	—	(2.1)%	—
EMEA	1,380.7	1,407.2	21.0	24.6%	8.4	11.6%
Asia	1,640.3	1,645.1	(11.5)	(12.2)	(12.9)	(13.5)

ROWC, ROCE and WC Velocity

The following tables (in thousands) present the calculations for ROWC, ROCE and WC velocity.

		Q2 FY17	Q2 FY16
Sales EM (continuing operations)		$4,273,559	$4,161,082
Sales TS (discontinued operations)		2,453,262	2,686,975

Sales, annualized	(a)	26,907,284	27,392,228

Adjusted operating income (1)		260,130	255,258
Adjusted annualized operating income	(b)	1,040,520	1,021,032
Adjusted effective tax rate (2)		28.30%	27.80%
Adjusted annualized operating income, after tax	(c)	746,365	737,287
Average monthly working capital
Accounts receivable		5,090,634	4,982,198
Inventories		2,931,205	2,747,160
Accounts payable		(3,002,781)	(3,256,725)
Average working capital	(d)	$5,019,058	$4,472,633
Average monthly capital employed	(e)	$7,019,632	$6,026,327
ROWC = (b) / (d)		20.7%	22.8%
WC Velocity = (a) / (d)		5.4	6.1
ROCE = (c) / (e)		10.6%	12.2%

(1)	See reconciliation to GAAP amounts in the preceding tables in this supplemental and Non-GAAP Financial Information section.
(2)

Adjusted effective tax rate for each quarterly period in a fiscal year is based upon the currently anticipated annual effective tax rate, excluding the tax effect of the income tax adjustments above in the reconciliation to GAAP amounts in this Non-GAAP Financial Information section.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share from continuing operations guidance to the expected GAAP diluted earnings per share from continuing operations guidance for the second quarter of fiscal 2017. The GAAP diluted earnings per share guidance does not consider any gain on sale of TS as the timing of closing is still uncertain.

	High End of	Low End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance - continuing operations	$0.90	$0.80
Restructuring, integration and other expense (net of tax)	(0.05)	(0.10)
Amortization of intangibles and other (net of tax)	(0.06)	(0.09)
Income tax expense adjustments	0.04	(0.04)
GAAP diluted earnings per share guidance - continuing operations	$0.83	$0.57